UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT

Under
The Securities Act of 1933

DAKOTA MINING & EXPLORATION LTD.
(Name of small business issuer in its charter)

British Columbia	1499

(State or other	(Primary Standard	(I.R.S.
jurisdiction of	Industrial	Employer
incorporation or	Classification Code	Identification)
organization)	Number)

601 W Broadway Suite U13
Vancouver BC Canada V5Z 4C2
 Telephone: (604) 879-9001
(Address and telephone number of principal executive offices)

Terry G. Cook
President
Dakota Mining & Exploration Ltd.
601 W Broadway Suite U13
Vancouver BC V5Z 4C2
 Telephone (604) 879-9001
(Name, address, and telephone
number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each	Dollar	Maximum	Maximum	Amount
Class of	Amount	Offering	Aggregate	of
Securities to be	to be	Price Per	Offering	Registration
Registered (1)	Registered	Share (2)	Price (2)	Fee

Class A Voting Common Stock - no par value	$1,201	$.00033	$.00033	$.30

(1) This Registration Statement relates to the registration of 1,265,710 shares of Class A Voting Common Stock, without par value, which we are obligated to register on behalf of Shareholders. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation – Financial Condition and Liquidity at January 31, 2001.

(2) Represents an estimate of the price per unit determined pursuant to Rule 0-11(c)(1) and Rule 0-11(a)(4) of the Exchange Act based on the book value per share of Dakota Mining & Exploration Ltd. as of January 31, 2001, to be issued in connection with the spin-off, which is $.00033 per share. This Registration Statement covers 1,265,710 shares of Voting Common Stock issuable as per the Spinoff by Leopard Capital, Inc. on December 1, 2000 of all the Class A Voting Common Shares of Dakota to the holders of Voting Shares of Leopard Capital, Inc.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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LEOPARD CAPITAL CORPORATION
601 W Broadway Suite U13
Vancouver BC V5Z 4C2

June 20, 2001

To Leopard Capital Stockholders:

The Board of Directors of Leopard Capital, Inc. ("Leopard Capital" or "Leopard") has unanimously approved the distribution of all of it’s 1,265,710 Class A Voting Common Shares of Dakota Mining and Exploration Ltd. ("Dakota"), to the holders of Voting Common Shares of Leopard Capital, Inc.

I am writing to advise you about a spin-off of Dakota stock, which you will receive shortly through a distribution on your Leopard Capital common stock.

Leopard Capital presently owns 100% of the outstanding Class A Voting Common Stock of Dakota Mining & Exploration, Ltd. For each share of Leopard Capital common stock owned by you on December 1, 2000, you will receive one share of Class A common stock of Dakota Mining & Exploration, Ltd. The distribution is expected to be made on or about 30 days from the date this registration statement becomes effective at the Securities & Exchange Commission. Leopard Capital stockholders, in the aggregate, will receive 100% of the outstanding common stock of Dakota Mining & Exploration, Ltd

The Board of Directors of Leopard and Dakota have unanimously determined that the distribution of the Dakota shares to Leopard shareholders is in the best interest of these shareholders. Over the past year the two companies’ Directors conducted an intensive review of Dakota’s prospects for the future, with a view to finding the most effective way to enable Dakota to survive and to become a viable, actively-traded public company. The ability of Dakota to survive as a mining company is in significant doubt, given steep declines in commodity prices, the disappearance of investment capital for undercapitalized exploration companies, potential environmental liabilities, and restrictive listing requirements to obtain and maintain a stock quotation on the OTC Bulletin Board in the U.S.

We concluded that the survival of Dakota required a reorganization that would include a distribution to Leopard shareholders as of the Record Date, on a pro-rata basis, of all of the outstanding shares of Dakota (a wholly-owned subsidiary of Leopard Capital, Inc.). This type of transaction is commonly referred to as a "spinoff". Following this spin-off, Leopard will no longer own any shares of Dakota.

These shares are not currently trading, and have not been registered for sale under the securities laws of any state. If brokers seek to buy or sell the shares, they must first confirm the registration of those shares under their state’s securities laws; or they must confirm an exemption from such registration.

The decision taken by the Board of Directors of Leopard Capital, Inc., a Nevada corporation, to distribute all of the Dakota shares, has received the Written Consent of the holders of at least a majority of the Leopard shares entitled to vote. Accordingly, all necessary corporate approvals in connection with the share distribution have been obtained, and this Prospectus is furnished solely for the purpose of informing shareholders, in the manner required under the Securities Exchange Act of 1934, as amended.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

For further information about Dakota Mining & Exploration, Ltd. and the spin-off, please read the enclosed prospectus. As described more fully in the prospectus, the plan of recapitalization is intended to qualify as a tax- free reorganization within the meaning of Section 386(a)(1) of the Internal Revenue Code of 1986, as amended.

Again, we encourage you to read this Prospectus carefully and ensure that you understand it. You may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission.

 /s Terry G. Cook

Terry G. Cook
President

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PROSPECTUS

DAKOTA MINING & EXPLORATION LTD.
a British Columbia Corporation
1,265,710 Shares of Voting Common Stock Without Par Value

This Prospectus relates to the distribution of 1,265,710 shares of our Class A Voting Common Stock, without par value ("Shares"), which are to be distributed to the Voting Common Shareholders of Leopard Capital, Inc. because of a December 1, 2000 spinoff of these shares to the shareholders of Leopard Capital, Inc. (formerly Canadian Northern Lites, Inc.) At this time, Leopard Capital owns all of our outstanding shares of common stock, which represents 100% of our common equity.

In the spin-off, Leopard Capital will distribute all of its shares of our common stock on a pro rata basis to the holders of Leopard Capital voting common stock. Each of you, as a holder of Leopard Capital common stock, will receive one share of our Class A voting common stock for each share of Leopard Capital that you held at the close of business on December 1, 2000, the record date for the spin-off. Immediately after the spin-off, Leopard Capital will not own any shares of our common stock.

We are sending you this prospectus to describe the spin-off. We expect the spin-off to occur 30 days after the registration statement becomes effective at the U.S. Securities & Exchange Commission. No stockholder vote is required for the spin-off to occur and you do not need to take any action to receive the shares of our Class A voting common stock to which you are entitled in the spin-off. This means that:

        you do not need to pay anything to Leopard Capital or to us;

        and

        you do not need to surrender any shares of Leopard Capital to receive your shares of our common stock.

PROSPECTIVE PURCHASERS OF OUR COMMON STOCK SHOULD CAREFULLY REVIEW THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 12.

Our common stock is currently not trading. The Class A voting common stock is not expected to be listed for trading on any national securities exchange or quotation system. The Shares have not been registered for sale under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration of those Shares under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Proxy Statement/Prospectus is dated June 20, 2001 and is first being sent or given to shareholders on or about July 10, 2001.

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SUMMARY OF THE OFFERING

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT BUT MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE SHARE DISTRIBUTION AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE SHARE DISTRIBUTION, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY PAYING PARTICULAR ATTENTION TO THE SECTION ENTITLED "RISK FACTORS," ALONG WITH THE FINANCIAL STATEMENTS AND THEIR NOTES, AS WELL AS THE ADDITIONAL DOCUMENTS WE REFER YOU TO. SEE "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 35).

QUESTIONS AND ANSWERS

Q: WHAT WILL I RECEIVE?

A: Our share distribution of Class A voting common stock is based upon the shares owned in Leopard after taking account the one for twenty-five reverse stock split (one new share of Leopard received for every 25 old shares) that took place effective December 1, 2000.

The distribution (or spinoff) of our Class A voting common stock to each shareholder of Leopard Capital will be as follows:

(i) Leopard shareholders holding Leopard Voting Common Shares (i.e. those shares that trade on the OTC Bulletin Board under the symbol "LEOR") will receive 1,265,710 of our Class A Voting Common Shares.

There were 765,240 Voting Common Shares of Leopard outstanding on December 1, 2000, following the 1:25 Reverse Split. Therefore if you owned, for example, 100 "post-split" Leopard shares on Dec. 1, 2000 you would be entitled to receive:

                                        100 Leopard shares                       = 0.0001307 x 1,265,710
                                        765,240 Leopard Voting Common
                                        Shares outstanding

                                        = 165.428 Class A Voting Common Shares of Dakota

(ii) Leopard shareholders holding Non-Voting Common Shares of Leopard will receive 2,369,826 Class C Non-Voting Common Shares of Dakota.

There were 1,600,000 Non-Voting Common Shares of Leopard outstanding on December 1, 2000, following the 1:25 Reverse Split. Therefore if you owned, for example, 100 "post-split" shares on December 1, 2000 you would be entitled to receive:

                                        100 Leopard Non-Voting Common Shares = 0.0000625 x 2,369,826
                                         1,600,000 Leopard Non-Voting Common
                                        Shares outstanding

                                        = 148.114 Class C Non-Voting Common Shares of Dakota

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In total, Leopard shareholders will receive 3,635,536 shares of our common stock, being all of our common stock. The distribution will be payable to Leopard stockholders as of December 1, 2000, upon completion of necessary requirements to register this distribution with the U.S. Securities & Exchange Commission and/or applicable "Blue Sky" or Canadian Law (the registration).

Q: WHAT ARE THE TAX CONSEQUENCES OF THE SHARE DISTRIBUTION?

A: The plan of recapitalization is intended to qualify as a tax-free reorganization within the meaning of Section 386(a)(1) of the Internal Revenue Code of 1986, as amended.

U.S. Federal Income Tax Consequences

Dakota has not requested nor will it seek a private letter ruling from the U.S. Internal Revenue Service ("IRS") nor Revenue Canada stating that the distribution of Dakota common stock to Leopard shareholders in connection with the spin-off will be tax-free for U.S. federal income tax purposes or Canadian tax laws. Shareholders are urged to consult with their own tax, financial, or investment adviser or legal counsel experienced in these matters.

It is Management's opinion that:

Leopard Capital, Inc. common shareholders will not recognize a gain or loss by reason of the receipt of whole shares of Dakota common stock as a result of the spin-off; and

Leopard Capital, Inc. will not recognize a gain or loss as a result of the spin-off.

If the IRS subsequently held the spin-off to be taxable, the above consequences would not apply and both Leopard Capital, Inc. and its common shareholders could be subject to tax by U.S. and/or Canadian taxing authorities. Shareholders should consult their own tax advisor regarding the state, local and foreign tax consequences of receipt of Dakota common stock.

U.S. Treasury regulations require each shareholder to attach a detailed statement setting forth certain information regarding the distribution with a U.S. federal income tax return for the year in which the spin-off occurs. Within a reasonable time after completion of the spin-off, Dakota will provide the information necessary to comply with that requirement. A shareholder should retain this statement so it can be completed and attached to a U.S. federal tax return.

The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to shareholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code.

TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE SHARE DISTRIBUTION WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE PARTICULAR CONSEQUENCES OF THE DISTRIBUTION OF DAKOTA SHARES TO YOU, INCLUDING THE STATE, LOCAL AND (IF APPLICABLE) FOREIGN TAX CONSEQUENCES.

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Q: HOW WILL FRACTIONAL SHARES BE HANDLED?

A: We will not issue fractional shares. Any fractional shares of our common stock resulting from the distribution of our shares will "round up" to the nearest whole number. No cash will be paid to any holders of fractional interests in our common stock.

Q: WHEN SHOULD I EXPECT TO RECEIVE MY ALLOTMENT OF DAKOTA SHARES?

A: Leopard Capital will distribute our common stock by releasing the shares to Madison Stock Transfer Inc., Leopard Capital’s transfer agent, pending completion of all necessary registration requirements for the securities distribution. Each Leopard Capital stockholder will receive an account statement indicating the number of shares of our Class A common stock that the stockholder owns. Leopard Capital stockholders that hold their stock in street name will have our Class A common stock credited to their brokerage accounts. Following the distribution date, Leopard Capital stockholders may obtain, at any time without charge, a certificate that represents our Class A common stock. The Transfer Agent will (after registration of the distribution) mail our share certificates to Leopard shareholders (as of the Record Date).

It is uncertain as to the length of time it will take to successfully register our shares with the U.S. Securities & Exchange Commission. Subsequent to the registration of the distribution of our shares, it is estimated that it will take about two to three weeks for the Transfer Agent to complete these mailings. Expenses incurred in carrying out the plan, including expenses incurred in issuing new share certificates, will be borne and paid for by Leopard Capital.

Our transfer agent and registrar is Madison Stock Transfer, Inc. All correspondence should be sent to the following address:

Madison Stock Transfer, Inc.
P.O. Box 290-145
Brooklyn, NY
11229-0145

For those shareholders holding their Leopard shares in "street form" (i.e. holding the shares with their stockbroker), our shares will be credited electronically to your brokerage account and show up in your monthly statement.

Q: WILL THERE BE A SHAREHOLDERS’ MEETING TO DISCUSS AND VOTE UPON THE DISTRIBUTION OF OUR SHARES?

A: No. Shareholder approval has previously been obtained. A consent in lieu of a shareholders meeting has been received from shareholders owning a majority of the outstanding voting shares.

As of the Record Date and prior to the approval of a 1:25 Reverse Split of Leopard’s common shares, Leopard Capital had 19,131,000 issued and outstanding shares of Voting Common Stock, each of which is entitled one vote on any matter brought to a vote of Leopard's shareholders. As of

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 the Record Date, a group of 5 shareholders owned in the aggregate 9,981,000 shares of Common Stock (52.2% of the issued and outstanding shares of Common Stock). By a Written Consent In Lieu of Meeting dated November 17, 2000, those 5 Leopard shareholders approved the Dividend Distribution of our shares to Leopard Shareholders. Management believes such action by written consent is sufficient to satisfy the applicable requirements of Nevada law that a Distribution be approved by the shareholders. Accordingly, the shareholders will not be asked to take further action on the spin-off at any future meeting.

Q: WHAT RISKS SHOULD I CONSIDER?

A: You should review carefully the entire section entitled "RISK FACTORS" starting on page 12, of this Prospectus.

Q: WHAT WILL OUR DIVIDEND POLICY BE?

A: Dakota has only minimal resources and has no present intention to pay a dividend on its outstanding shares.

Q: IS DAKOTA’S STOCK TRADING ON ANY MARKETS?

A: No. We do not intend to list our Class A voting common stock on any national securities exchange or automated quotation system. Accordingly, we are unable to predict whether a trading market will develop for Dakota’s Class A voting common stock, and the ability to buy or sell shares of Class A voting common stock may be very limited.

Dakota

We are a Canadian (British Columbia) corporation, incorporated in 1994 under The Company Act of British Columbia. We changed our name to Dakota Mining & Exploration Ltd. from Eagle Ridge Manufacturing Ltd. on July 27,1995. Our corporate purpose is to explore and develop mining properties in Canada. Our major focus is the exploration for gemstones. We also seek to acquire a controlling interest in any business within the mining industry or outside the field of mining, that would be beneficial to our shareholders.

We are a development stage company because activities to date have consisted solely of the purchase of interests in mining claims and some exploration and development. We have not yet developed any mining properties into a producing mine, nor have we earned revenue from any of the properties.

We have interests in three properties that we may explore further. These three properties are in a dormant status. The three interests consist of a 100% interest in each of the Way I, Banjo I and Banjo II mineral properties. These claims are located near the city of Vernon, British Columbia, Canada.

None of our properties contain any known commercially viable deposit suitable for mining.

Investment decisions and operating decisions are made by our president in consultation with the Board of Directors.

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Our mailing address and phone number are:

Dakota Mining & Exploration Ltd.
601 W Broadway Suite U13
Vancouver BC Canada V5Z 4C2
Telephone: (604) 879-9001

The Class A Voting Common Shares

Leopard Capital agreed to distribute 1,265,710 of our Class A Voting Common Shares to the Voting Common Shareholders of Leopard Capital, effective December 1, 2000.

Registration Rights

There is a registration rights agreement with the Voting Common Shareholders of Leopard Capital. Leopard agrees to register the issuance of our Class A Voting Common Shares to holders of Leopard Capital Voting Common Shares.

The Offering

SECURITIES OFFERED - This Prospectus relates to 1,265,710 Class A Voting Common Shares of our authorized and issued common stock.

DIVIDENDS - We have not paid any cash dividends on our common stock during the last fiscal year, or in previous years. Payment of dividends is at the sole discretion of our Board of Directors. It is unlikely that holders of our common stock will receive dividends during the next fiscal year.

VOTING RIGHTS - Each holder of shares of our Class A Voting Common Stock is entitled to one vote for each share on all matters on which our shareholders are entitled to vote. Holders of shares of our Class A Voting Common Stock are not entitled to cumulate votes in the election of directors.

PROCEEDS OF THE SPIN OFF AND FUTURE FUNDING REQUIREMENTS – The spinoff will not result in any net proceeds to us or to Leopard Capital. In the future, we will need to obtain additional funds to fund any future operations of Dakota Mining. The Company seeks to acquire or stake an additional mineral claim or assembly of mineral claims, for exploration and development. If we are successful at securing such a property then Dakota will need additional capital to fund this new property. Funding would come from private placements of equity, or from the establishment of joint-ventures and farm-in agreements. The Company has not yet identified a new mining property to explore and develop, but continues to seek out a suitable property. Further, we are not limiting our search for an acquisition to mineral properties only. Rather, we seek to acquire controlling interest in any type of business that would benefit from ownership by a public company.

See "Risk Factors." We cannot predict whether we can raise sufficient capital to finance the future exploration and development activity of Dakota or meet our working capital requirements because we have incurred losses since inception, have not yet adopted a business plan, or determined how to finance our operations. The report of McLean Majdanski, our

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 independent auditors, with respect to our financial statements as of January 31, 2001 and January 31, 2000, contains an explanatory paragraph as to our ability to continue as a going concern.

RISK FACTORS

A purchase of our common stock involves risks. You should consider these risks before making a decision to purchase our common stock. Prospective purchasers of our common stock must be prepared for the possible loss of their entire investment. The order in which the following risk factors are presented is arbitrary. You should not conclude, because of the order of presentation, that one risk factor is more significant than another.

Uncertain Exploration Results

Our properties are currently in a dormant stage. It is uncertain whether the property contains a mineable quantity of gemstones. Development of our properties will only proceed if there are satisfactory exploration results.

Gemstone exploration involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. There is no assurance that our future mineral exploration and development activities will result in any discoveries of gemstones. The long-term profitability of our operations will be in part dependent upon the cost and success of its future exploration programs, which may be affected by a number of factors.

Our gemstone operations will be subject to governmental legislation, policies and controls relating to prospecting, development, production and environmental protection, mining taxes and labor standards. Other factors, such as market fluctuations, changing production costs, the supply and demand for gemstones, the rate of inflation, the political environment and changes in international investment patterns may have an adverse effect on our operations.

Uncertainty Whether We Will Be Able To Meet Our Future Capital Requirements

We have no source of operating cash flow to fund future exploration projects or corporate overhead and have no history of earnings. Due to the nature of our business, there can be no assurance that we will be profitable. We have limited financial resources, and there is no assurance that additional funding will be available. If we wish to continue exploration of our properties, then we must raise significant additional funds. The only source of funds available to us for future exploration expenditures is through the sale of our stock, subject to applicable Canadian, United States, or state securities laws.

Even if the results of future exploration are encouraging, we may not have sufficient funds to conduct the further exploration necessary to determine whether a commercially mineable deposit exists.

We may raise additional working capital through further equity offerings or through the sale or syndication of some of our properties. However, there is no assurance that such funds will be available, on acceptable terms, if at all. Future equity financing may result in substantial dilution to existing shareholders.

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Dependence On Key Personnel

Our continued existence is largely dependent, upon the efforts of our current executive officers. The loss or unavailability of any such person could have an adverse effect on us. We do not maintain key man life insurance policies for any of these individuals. Also, our continued existence and viability is dependent upon our ability to attract and retain qualified people in all areas of the business, especially management positions. If we are unable to attract and retain qualified personnel, our business may be adversely affected.

There are no employment agreements in place. Management is; however, currently negotiating agreements with the executive officers. The death or disability of T.G. Cook could adversely affect the management of our business. Mr. Cook is our principal executive officer and is directly involved, on a day-to-day basis, in all of the company's business affairs. His death or incapacity could adversely affect our operations and future prospects.

THE REPORT OF OUR INDEPENDENT AUDITORS CONTAINS AN EXPLANATORY PARAGRAPH AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN

We have incurred losses since inception, have not yet adopted a business plan, nor determined how to finance our operations. The report of McLean Majdanski, our independent auditors, with respect to our financial statements as of January 31, 2001,and 2000, contains an explanatory paragraph as to our ability to continue as a going concern.

Limited Operating History

We have no operating history upon which to base an evaluation of its business and prospects. There can be no assurance that we will achieve or sustain profitability on an annual or quarterly basis. We are an early stage development company.

Future operating results will depend upon many factors, including the level of product and price competition; our success in attracting and retaining motivated and qualified personnel; our ability to develop the inventory of properties; and the success of raising additional capital for other ventures.

Ability To Manage Growth

Should we succeed in developing the gemstone properties or in raising capital for other ventures, we will experience significant growth in operations. Any expansion of our operations would place further demands on management. We would need to recruit qualified personnel in all areas of its operations. There can be no assurance that we will be effective in attracting and retaining additional qualified personnel, expanding our operational capacity or otherwise managing growth. If we fail to manage our growth effectively, our business prospects, financial condition and results of operations could be adversely affected. Our management’s ability to reinvest earnings and allocate capital into profitable ventures should be of primary concern to shareholders.

Lack Of A Dividend Policy

We do not presently intend to pay cash dividends in the foreseeable future. Any earnings are expected to be retained for use in developing and expanding the business.

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Whether any dividends will be paid in the future will be at the discretion of our Board of Directors, and will depend on results of our operations, cash requirements and future prospects.

Possible Dilution To Shareholders

Our plan of operation call for us to finance business expansion and acquisitions by issuing securities. Any issue of stock or securities convertible into common stock could result in significant dilution to present and prospective holders of our common shares.

Competition

There is competition from other mining exploration and development companies. Many of the mining companies with which we compete have operations and financial strength many times that of ours. Nevertheless, the market for our possible future production of minerals tends to be commodity oriented, rather than company oriented. Accordingly, we expect to compete by taking advantage of the market for all minerals present in its properties, to offset the fixed costs of mining any one of the jointly-occurring minerals. Commodity prices fluctuate and there is no guarantee that market prices at any one time will be higher than production costs. We do not engage in any material hedging or other transactions which are intended to manage risks relating to the fluctuations in mineral prices.

History Of Net Losses

We generated net losses for the past three years: In the fiscal year ended January 31, 2001, we had a net loss of ($52,441); in the fiscal year ended January 31 2000, a net loss of ($85,623); and, in the fiscal year ended January 31, 1999, a net loss of ($166,012). This trend of generating net losses could continue.

Hazards And Risks of Operation

Mining operations are high risk activities. Experience, knowledge and careful evaluation are needed. Hazards such as unusual or unexpected rock formations may result in work stoppages, damage to mines and producing facilities, damage to life and property, environmental damage and possible legal liability for damage. We may become liable for cave-ins and other hazards for which we cannot insure or choose not to insure, where premium costs are disproportionate to our perception of the relevant risks. The payment of such insurance premiums and of such liabilities would reduce the funds available for exploration activities.

Risks Associated With Canadian Mining Regulations

In Canada, our claims are worked under Provincial Mines Acts and Regulations. We conduct exploration on its mineral claims according to the terms outlined by the local mines inspectors. We may be required to post small monetary bonds to be held against project cleanup. Provincial labor health and welfare codes apply to all operations. We retain professional exploration consultants who carry general liability and third party insurance.

Our Canadian exploration activities in Canada are regulated by various government agencies, both federal and provincial. Environmental legislation has established restrictions and prohibitions on spills and releases from mining activity that would

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 result in environmental pollution. A breach of regulations may result in fines and penalties.

We have obtained all necessary permits for exploration work performed to date and is in compliance with all material laws and regulations that currently apply to its activities. Such laws and regulations could possibly have an adverse effect on any mining project that we might undertake in the future.

Environmental legislation is evolving in a manner that will require more stringent assessments of proposed projects, stricter standards and enforcement, increased fines and penalties for non-compliance, and a heightened degree of responsibility for companies and their officers, directors and employees. Future changes in environmental regulation, could adversely affect our operations. Environmental hazards caused by previous owners or operators of the properties may exist that are unknown to us. We do not have any form of environmental liability insurance at the present time. We do not expect to be able to obtain such insurance at a reasonable cost. If we incur liability for environmental damages while we are uninsured, it could have a material adverse effect on our financial condition.

Risks Associated with Reclamation Obligations

Reclamation requirements aim to minimize long-term effects of exploration by requiring the operating company to control possible harmful discharges and to reestablish to some degree, pre-disturbance land forms and vegetation. We are actively providing for or has carried out any requested reclamation activities on its properties.

Risks of Obtaining Future Permits and Licenses

The operations of Dakota may require licenses and permits. It is uncertain whether Dakota will be able to obtain all licenses and permits required to carry out exploration and development of its properties.

Securities Market Risk and the Penny Stock Risk

Dakota's stock is subject to "penny stock" rules as defined in the1934 Securities and Exchange Act rule 3151-1. The Securities & Exchange Commission regulates broker-dealers transactions in penny stocks. Penny stocks, with some exceptions, are equity securities with a price of less than $5.00 US. Penny stock rules require a broker-dealer to deliver to a prospective purchaser a standardized disclosure document that provides information about penny stocks and the risks of the penny stock market.

Bid and offer quotations, and broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting a transaction. The broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement. In addition, the disclosure requirements above may reduce trading activity in the secondary market for penny stocks.

Transaction costs with purchases and sales of penny stocks are likely to be higher than those for other securities.

Fluctuations in our quarterly operating results may cause our stock price to decline.

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We plan to retain earnings. We have very limited resources and do not anticipate paying dividends on our common stock for the foreseeable future.

Loss On Dissolution

In the event of our dissolution, the proceeds (if any) realized from the liquidation of our assets will be distributed to our shareholders only after satisfaction of claims of our creditors and preferred shareholders.

Risks Relating To Our Common Stock

MR.COOK IS A LARGE SHAREHOLDER. HAVING A LARGE SHAREHOLDER COULD LIMIT POTENTIAL ACQUISITION PROPOSALS

Terry G. Cook, directly, and through Hudson Capital Corporation has at least 29.72% of the voting power of our outstanding equity. As a result, Mr. Cook’s votes at shareholder meetings may have a considerable impact on determining who is elected to the Board of Directors as well as to our management. Provisions in our certificate of incorporation, by-laws, and the Company Act of the Province of British Columbia may also enhance Mr. Cook’s control.

Following the distribution of Dakota shares, Mr. Cook, directly and indirectly will own 376,169 Class A voting common shares of Dakota, and will own 2,369,826 Class C non-voting common shares of Dakota.

In addition to his large share position, Mr. Cook, the President of Dakota has been earning management fees payable by Dakota. Commencing in fiscal 1999, management fees of $3,000 per month are charged by companies controlled by our President. Those companies are Hudson Capital Corporation, and Westridge Capital Inc. Since that time, these companies have been funding our administrative expenses and those of our parent. Our parent corporation until December 1, 2000 was Leopard Capital, Inc. (formerly Canadian Northern Lites, Inc.) The accounts payable of Dakota as at January 31, 2001, includes $0 payable to these related parties. The accounts payable at January 31, 2000 included $65,699; and the accounts payable as at January 31, 1999 included $21,537 payable to these related parties.

In addition to his share position in Dakota, Terry G. Cook, directly and through Hudson Capital Corporation, had at the record date of Dec.1, 2000, at least 29.72% of the voting power of the outstanding equity of Leopard Capital, Inc. Mr. Cook, directly and indirectly owned 227,440 voting common shares of Leopard Capital and indirectly owned 1,600,000 shares of non-voting common shares of Leopard Capital. In addition, Mr. Cook owned warrants to purchase 800,000 Leopard non-voting common shares at $.25 per share until October 25, 2003.

Our Common Stock Is Junior To Our Preferred Stock.

Our common stock is junior to our preferred stock. Upon any sale or other disposition for value of our assets, the resulting net proceeds would have to exceed the face value of any outstanding preferred stock or secured debt before any other portion thereof would be received by holders of our common stock. Our common stock would also be junior to any indebtedness we may incur in the future. At present there is no preferred stock outstanding.

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CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(All figures in Canadian dollars)

Balance Sheets

	Jan. 31, 2001	Jan. 31, 2000	Jan. 31, 1999

Current Assets	$8,701	$5,180	$34,299
Noncurrent Assets	1	2	2

Total Assets	$8,702	$5,182	$34,301

Current Liabilities	$7,501	$275,462	$32,039
Noncurrent Liabilities	0	0	186,919

Total Stockholders Equity (Deficit)	1,201	(270,280)	(184,657)

Total Liabilities and Stockholders Equity	$8,702	$5,182	$34,301

Statement of Operations

	Jan. 31, 2001	Jan. 31, 2000	Jan. 31, 1999

Revenue	$0	$0	$0

Exploration & Development Expenses	0	0	123,597
Marketing Expenses	0	42	0
Administrative Expenses	28,502	86,010	46,144

Loss Before Other Income	(28,502)	(86,052)	(169,741)

Other Income (Loss)	0	429	3,729

Net Income (Loss)	$(28,502)	$(85,623)	$(166,012)

USE OF PROCEEDS

Our Class A voting common stock is being distributed in connection with our spin-off from Leopard Capital. Neither Leopard Capital nor we will receive any proceeds from the distribution of our stock.

DILUTION

There is no dilution of stock issued to you.

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PLAN OF DISTRIBUTION

This Prospectus forms part of our Registration Statement with the U.S. Securities and Exchange Commission for the distribution of 1,265,710 of our Class A Voting Common Shares to shareholders of Leopard Capital, Inc. We will pay all of the expenses incident to the registration and issuance of these shares. The distribution is self underwritten; neither we nor Leopard Capital has employed an underwriter for the distribution of shares of our Class A voting common stock in the spin off. We will bear all expenses associated with these transactions.

All of the 1,265,710 shares will be freely tradeable without restriction under the Securities Act, except for any shares that may be acquired by an affiliate of us.

An affiliate is defined in Rule 144 of the Securities Act as including our directors and officers, as well as our significant stockholders. Affiliates may sell the shares only through registration under the Securities Act, or under an exemption from registration, such as Rule 144.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 30,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, and by the provisions of applicable British Columbia Law.

Common Stock

We have three classes of common stock authorized: 10,000,000 Class A Voting Common Shares, no par value; 10,000,000 Class B Voting Common Shares, no par value; 10,000,000 Class C Non-Voting Common Shares no par value. As of December 1, 2000, there were 1,265,710 shares of Class A voting common stock outstanding and held by Leopard Capital. As of December 1, 2001, there were 2,369,826 shares of Class C non-voting common stock outstanding and held by Leopard Capital. There are no Class B Voting Common shares issued.

Concurrently with the spin off, all 3,635,536 common shares will be transferred to stockholders of Leopard Capital.

The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, if any, then outstanding.

There were no shares of common stock reserved for issuance upon exercise of outstanding warrants. All of our issued common shares are fully paid and are not subject to any future call or assessment.

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Voting Rights

Collectively, the outstanding shares of Class A voting common stock comprise 100% of our voting interest, with each share of Class A voting common stock issued and outstanding having one vote per share. Collectively, the shares of Class B voting common stock represent 0% of our voting interest, as there are no Class B voting shares outstanding. Each share of Class B common stock issued and outstanding would have one vote.

Preferred Stock

We can issue 10,000,000 shares of preferred stock, $10.00 par value. There are no preferred shares issued and outstanding.

REDEMPTION OF OUR PREFERRED STOCK

THE RIGHTS OF ALL FORMS OF THE COMPANY'S STOCK ARE AS SUMMARIZED BELOW:

10,000,000 Class A Voting Common Shares Without Par Value
10,000,000 Class B Voting Common Shares Without Par Value
10,000,000 Class C Non-Voting Common Shares Without Par Value
10,000,000 Class D Non-Voting Redeemable Preferred Shares with a Par Value of $10.00 each

Part 27 -- Special Rights and Restrictions

27.1 At all meetings of the members of the Company the holders or the Class "A" Voting Common Shares and Class "B" Voting Common Shares shall be entitled to one vote for each Class "A" Voting Common Share and Class "B" Voting Common Share held.

27.2 The holders of the Class "A" Voting Common Shares and Class "B" Voting Common Shares and the holders of the Class "C" Non-Voting Common Shares shall share equally in the income or losses of the Company.

27.3 As soon as possible following the conclusion of each financial year of the Company, the "Net Income (or Loss)" (as hereinafter defined) of the Company for the financial year then ended shall be allocated by the directors to each of the Class "A" Voting Common Shares and Class "B" Voting Common Shares with the Class "C" Non-Voting Common Shares, which have been issued in the proportion that the number or the issued shares or the class to which the allocation is made bears to the total shares issued in the Class "A" Voting Common Shares arid Class "B" Voting Common Shares and the Class "C" Non-Voting Common Shares. The directors may from time to time make interim allocations or the estimated Net Income (or Loss) for any financial year in the manner described herein. If an interim allocation of the estimated Net Income (or Loss) for any financial year has been made, the actual Net Income (or Loss) or the Company allocated for such financial year shall be decreased (or increased), by the amount of such interim allocation made.

The net income or loss as allocated and accumulated on the books of the Company amongst the said classes of shares shall be kept separate and for the benefit of the shareholders or that class and the directors may from time to time distribute by way

Page  - 19 -

 of dividends to any particular class of shareholders all or any portion of the net accumulated income or a particular class as the directors in their absolute discretion deem expedient, without any portion of the accumulated net income by way of dividend to the shareholders of any other class.

For the purposes of this section, the term "Net Income (or Loss)" shall mean all credits to or charges against the retained earnings of the Company for the subject period other than dividends declared on any of the issued and outstanding shares of any class of authorized capital stock of the Company and, without restricting the generality or the foregoing, shall include net income or loss of the Company for the subject period as calculated under generally accepted accounting principles any capital gains and/or capital losses and income tax or recoveries related thereto, any prior period adjustments received during the subject period and any provision for recovery of income taxes. The term "Net Allocated Earnings", when used herein with respect to a particular class of shares shall mean the net amount or the net incomes (or losses) less distributions, which have been allocated or deducted with respect to that particular class of shares up to the date in question.

27.4 1n the event of liquidation, dissolution, or winding-up of the Company or other distribution of the assets among the shareholders other than by way of dividends, the accumulated net income as allocated and not paid shall be divided among the shareholders of each such class, and when the accumulated net income has been so distributed, the holders of the Class "A" Voting Common Shares and Class "B" Voting Common Shares and the Class "C" Non-Voting Common Shares shall be entitled to share equally, share for share, any further distribution of the assets of the Company.

27.5 No shares of any class of shares shall be issued unless shares have been first issued to the shareholders of each other class of shares and the shareholders of each such other classes of shares shall have a pre-emptive right to acquire the offered shares in proportion to their respective holdings in the corporation at such price and on such terms as those shares are to be offered to the first named class or shares.

27.6 The special rights, privileges arid restrictions attached to any class of shares in the Company may be modified, abrogated, dealt with or affected with the sanction of either:

(a) a consent in writing signed by all holders of the issued shares of all classes or shares; or

(b) a resolution passed at a separate general meeting of the holders of the issued shares of all classes of shares by a majority of not less than three-quarters (3/4) of the holders of all classes of shares who are present in person or represented by proxy. To such general meeting all or the provisions of the Company's Articles relating in any manner to general meetings or to the proceedings thereat or to the rights of members at or in connection therewith shall mutatis mutandis apply.

27.7 The holders of the Class "D" Redeemable Non-Voting Preferred Shares shall not have any voting rights for any purpose

27.8 The directors of the Company may in their discretion declare dividends on either the Class "A" Voting Common Shares, Class "B" Voting Common Shares, Class "C" Non-Voting Common Shares, Class "D" Redeemable Non-Voting Preferred Shares, to the exclusion of the other class or classes of shares provided only that dividends shall not be declared and paid on the Class "A" Voting Common Shares and Class "D" Voting Common Shares and the Class "C" Non-Voting Common Shares if the declaration and payment of such a dividend would, in the opinion of the directors, render the Company unable to

Page  - 20 -

 redeem the then Issued Class "D" Redeemable Non-Voting Preferred Shares at their redemption price of $10.00 per share plus any dividends declared thereon and remaining unpaid.

27.9 The holders of the Class 'D" Redeemable Non-Voting Preferred Shares as such shall not be entitled to any dividends thereon unless and until the directors shall have determined to declare and pay dividends upon and in respect of such shares and, in that event, the holders of the Class "D" Redeemable Non-Voting Preferred Shares shall be entitled to payment of dividends out of moneys of the Company properly applicable to the payment of dividends, such dividends as may be determined by the directors of the Company, payable at such time and at such place as the directors may determine.

27.10 The Class "D" Redeemable Non-Voting Preferred Shares shall rank, both as regards dividends and return or capital, in priority to all other shares of the Company but shall not confer any further right to participate in profits or assets.

27.11 The holders of the Class "D" Redeemable Non-Voting Preferred Shares shall have the right at any time to demand the Company redeem, in whole or in part, their ho1dings of the Class "D" Redeemable Non-Voting Preferred Shares at a sum equal to $10.00 per share together with all dividends declared thereon and unpaid.

27.12 The Company may, at its option, at any time redeem the whole or any part of the Class "D" Redeemable Non-Voting Preferred Shares on payment for each share to be redeemed of the sum of $10.00, together with all dividends declared thereon and unpaid; in case a part only of then outstanding Class "D" Redeemable Non-Voting Preferred Shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or, if the directors so determine, may be redeemed pro rata, disregarding fractions and the directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares.

27.13 In the event of the liquidation, dissolution or winding-up or the Company, whether voluntary or involuntary, the holders or the Class "D" Redeemable Non-Voting Preferred Shares shall be entitled to receive, before any distribution of the assets of the Company among the holders of the Class "A" Voting Common Shares and Class "B" Voting Common Shares and the Class "C" Non-Voting Common Shares, the sum of $10.00 per share and any dividends declared thereon and unpaid and no more.

Dividends and Liquidation

As we had significant losses in the past few fiscal years, it is unlikely that we will pay dividends on our common stock in the next year. We intend to retain our future earnings, if any, for use in our business.

Upon our liquidation, dissolution or winding up, holders of common stock are entitled to receive pro rata our assets, if any, remaining after payment of all debts and liabilities. No shares have been issued subject to call or assessment. There are no preemptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

Any effort by management to modify, amend or vary shareholder rights or provisions must adhere to provisions contained in The Company Act of British Columbia. Unless The Company Act or our Articles or memorandum otherwise provide, any action to be taken by a resolution of the members may be taken by an ORDINARY RESOLUTION or by a VOTE OF A MAJORITY or more of the Voting Common Shares represented at the shareholders' meeting.

Page  - 21 -

The Company Act contains provisions which require a "special resolution" for effecting certain corporate actions. Such a "SPECIAL RESOLUTION" REQUIRES A THREE-QUARTERS VOTE OF SHAREHOLDERS rather than a simple majority for passage. The principle corporate actions that require a "special resolution" include:

a.    Transferring the company's jurisdiction from British Columbia to another jurisdiction;
b.    Giving financial assistance under certain circumstances;
c.    Certain conflicts of interest by Directors;
d.    Disposing of all or substantially all of the company's undertakings;
e.    Removing a Director before the expiration of his term of office;
f.    Certain alterations of share capital;
g.    Changing the company name;
h.    Altering any restrictions of the company’s business; and,
i.    Certain reorganizations of the company.

There are no restrictions on the repurchase or redemption of our common shares while dividends or sinking fund installments are in arrears.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently not trading. The Shares have not been registered for sale under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration of those Shares under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

No dividends have been paid or declared by us during the last five years.

The approximate number of record holders of Class A Voting Common Shares of Dakota at January 31, 2001 is 315.

DESCRIPTION OF OUR BUSINESS

We are a company formed to explore properties in Canada for the presence of gemstones. We have interests in three properties which it may explore. These three properties are in a dormant status. The three interests consist of a 100% interest in each of the Way I, Banjo I and Banjo II mineral properties located near the city of Vernon, British Columbia, Canada. None of our properties contain a known commercially viable deposit suitable for mining.

We do not maintain a website.

We hold no material patents, licenses, franchises or concessions.

We have no employees. As of January 31, 2001, Dakota was managed by its Directors.

Page  - 22 -

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

THIS DISCUSSION CONTAINS FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR LEAD TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO THOSE LISTED IN "RISK FACTORS" COMMENCING ON PAGE 12.

We are a development stage company with no operations to date. Our ability to develop a profitable mining operation is subject to substantial risks enumerated under "Risk Factors" and elsewhere in this prospectus.

We have minimal cash and have not yet developed any producing mines. We have no history of earnings. There can be no assurance that we will be profitable. Since we have been a development stage company since inception and have not generated revenues, we operate with minimal overhead. We will need to raise additional funds in the next 12 months, either in the form of an advance or an equity investment by our President; or in the form of equity investment by outside investors.

Our primary activity for the next fiscal year will be to seek, investigate, and, acquire a controlling interest in business opportunities. We would not restrict acquisitions to the gemstone exploration business only but would examine any business which would be beneficial to our shareholders.

We are currently seeking full-reporting status with the U.S. Securities & Exchange Commission, so that Dakota may be in a significantly better position to attract equity capital. Future equity financing may result in substantial dilution to purchasers under such offerings.

Management continues to assess whether further exploration in its core area is warranted, and specifically, to assess the viability of further exploration on our existing mineral properties, namely: the Way I, Banjo I, and Banjo II properties in south-eastern British Columbia in which we hold a 100% interest.

In view of our very limited capital, management will continue to seek out potential joint-venture partners with the capital and expertise to pursue further exploration in our core area. Bringing in additional participants to further the company's exploration efforts may result in our equity interest in the above mineral claims declining, as possible new participants earn equity interests as a result of contributions of capital and mineral exploration expertise.

We are not aware of any joint-venture proposals currently offered to us.

We have not conducted any product research and development and have no plans to conduct any product research and development over the next fiscal year.

We currently have no plans for purchase or sale of any plant or any significant equipment.

We do not expect any significant changes in the number of employees.

Results Of Our Operations

Page  - 23 -

The financial statements are stated in Canadian Dollars (CDN$) and are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). The Statements conform in all material respects, for the periods presented, with United States GAAP.

We acquire and explore mineral properties and seek to develop them to a stage where they can be marketed at a profit. Our operations would then be partially dependent on the world market prices of any minerals mined. We do not currently have any producing properties.

We have, for the past three years, financed our activities through advances and equity investments by our president. The timing of such distributions was dependent on our requirements and the economic climate. We anticipate having to raise additional funds by equity issuance in the next several years. We do not expect to generate material revenue from mining operations, or to achieve self-sustaining commercial mining operations for several years.

The most recent significant equity financings are as described below:

On January 12, 1995, we issued common stock for cash in the form of 2000 Class A Voting Common Shares at $.10 per share for a total of $200.

On November 22, 1995, we issued common stock for cash in the form of 4,750 Class A Voting Common Shares at $35.88 per share for a total of $170,450.

On March 14, 1995, we issued common stock for cash in the form of 93,250 Class A Voting Common Shares at $.001 per share for a total of $93.25.

On November 16,1998, we issued common stock for cash in the form of 1,165,710 Class A Voting Common Shares at an average of $1.00 per share for a total of $1,165,710.

All of the above share figures have been adjusted to reflect the 10:1 share split which took place on February 1, 2000 involving one (1) existing share being exchanged for ten (10) new shares.

On February 1, 2000, we issued common stock for cash in the form of 1,869,192 Class C Non-Voting Common Shares at $.10 per share for a total of $186,919.

On October 25, 2000, we issued common stock for cash in the form of 500,634 Class C Non-Voting Common Shares at $.10 per share for a total of $50,063.40.

As of January 31, 2001, we had 1,265,710 Class A Voting Common Shares outstanding and 2,369,826 Class C Non-Voting Common Shares outstanding.

Our ability to realize assets and discharge liabilities is dependent on continued funding from companies controlled by the president, the receipt of additional funds from investors, and the establishment of successful operations. We had no revenue for the fiscal year ended 01/31/01 compared to no revenue for the fiscal year ended 01/31/00.

We recorded a net loss of ($28,502) for the fiscal year ended 01/31/01, compared to a net loss of ($85,623) for the fiscal year ended 01/31/00.

During the fiscal year ended 01/31/01 we incurred management and consulting fees of $0 compared to management and consulting fees of $36,000 incurred in the fiscal year ended 01/31/00.

Page  - 24 -

During the fiscal year ended 01/31/01 we incurred a total of $28,502 in administrative expenses compared to $86,010 incurred in the fiscal year ended 01/31/00.

Liquidity And Capital Resources

Our cash position at 01/31/01 was $0 compared to $3,011 at 01/31/00.

We recorded a net loss for Fiscal 2001 of ($28,502) compared to a net loss of ($85,623) in Fiscal 2000.

In Fiscal 2001, operating cash flow was ($46,461) compared to ($29,189) in fiscal 2000.

Advances from shareholders, not settled by issuing shares, was $43,450 in Fiscal 2001; compared to $0 in Fiscal 2000.

At 01/31/01, we had a working capital position of $1,200 compared to a negative working capital position of ($270,282) at 01/31/00.

During the fiscal year ended 01/31/01 we incurred a total of $28,502 in administrative expenses compared to $86,010 incurred in the fiscal year ended 01/31/00.

Material increases or decreases in our liquidity are substantially determined by the success or failure of our exploration programs or the future acquisition of projects.

Legal Settlement

On March 26, 1997, the Joint-Venture Partner on Dakota’s Ewer-Klinker property filed a statement of claim in the Supreme Court of British Columbia alleging that an amount of $46,860 was due for work done, goods supplied and accounts incurred, arising out of the Option Agreement to purchase the Ewer-Klinker property. We have returned goods costing $19,624 thereby effectively reducing the Joint-Venture Partner's claim to $27,236.

On March 27, 2000, we reached a formal agreement with our former Joint-Venture Party to return its 20% interest in the joint venture in exchange for the Joint Venture Party returning 2,080,000 shares of our parent company back to our parent company for cancellation and releasing us from any claim arising from the Option Agreement or the British Columbia Supreme Court Action. The Consent Dismissal Order was filed and the shares were returned to our parent company.

Significant Uncertainties

Mineral exploration projects may be subject to substantial regulatory hurdles, as well as financing and economic uncertainties. It is uncertain whether we can finance the additional funds necessary to complete development work and bring a property into production. There is also no assurance that the properties will prove to be profitable if they are brought into production.

Writedown Of The Ewer-Klinker Property

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In 1997, our 20% interest in the Ewer-Klinker mineral property near Vernon, British Columbia, Canada was written down on the company's financial statements, to an estimated net realizable value of $60,464, based on the "worst case" estimate determined by a consultant geologist. In May 1998 after a review of the geologist's report and following protracted negotiations with the Joint-Venture Partner, new management wrote down our 20% interest to a value of $1.00, because we had no access to information to make an updated valuation of the property based on discounted cash flows and had no information to assess the 80% Joint-Venture partner's ability to fund the mining operations.

In March 2000 a settlement agreement was reached as shown above in "Legal Settlement".

Acquisition Of Way I, Banjo I, And Banjo II Properties

We purchased mineral properties from a company controlled by our President, who is also one of our Directors, for a price of $78,500. The purchase price was paid with a promissory note, with interest at 8% per annum. There was no independent analysis done to determine the value. Instead, the directors arbitrarily set the value after considering the consulting geologist's report on neighboring properties, and the possible strategic role of this assembly of properties in a larger development. The Way I and the Banjo I and II mineral claims are strategically, located as they are adjacent to the Ewer-Klinker property.

In 1998 the Way I, Banjo I and Banjo II properties were written down to $1.00 to recognize our inability to prepare an updated valuation on the Ewer-Klinker property owned in the Joint-Venture which is adjacent to this property. In addition the principal of the note payable was reduced by our president from $78,500 to $39,000, being the cost of the property to our president.

Variation In Operating Results

None of our properties are yet in production, and consequently, the properties do not produce any revenue. As a result, there is little variation expected in operating results from year to year. Little is to be expected until such time, if any, a production decision is made on one of its properties.

Management periodically reviews results with the assistance of mining professionals. Decisions to abandon, reduce or expand exploration efforts are based upon many factors including general and specific assessments of mineral deposits, the likelihood of increasing or decreasing those deposits, land costs, estimates of future mineral prices, potential extraction methods and costs, the likelihood of positive or negative changes to the environment, permitting, taxation, labor and capital costs.

Known Trends

Due to the lack of working capital and to the significant operating losses, it is uncertain whether we can continue to exist unless additional working capital is obtained. These trends or conditions could have a material adverse effect on our financial position and future results of operations. We intend to raise sufficient working capital through equity financing or reorganization.

Inflation

Page  - 26 -

Our results of operations have not been significantly affected by inflation. Management does not expect inflation to have a material impact on its operations in the future.

Forward-Looking Statements

From time-to-time, we or our representatives may have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but not limited to, press releases, oral statements made with the approval of an authorized executive officer or in various filings made by us with the Securities and Exchange Commission or other regulatory agencies. Words or phrases "will likely result", "are expected to", "will continue", " is anticipated", "estimate", "project or projected", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). The Reform Act does not apply to initial registration statements, including this filing by us. We wish to ensure that such statements are accompanied by meaningful cautionary statements, so as to maximize to the fullest extent possible the protections of the safe harbor established in the Reform Act. Accordingly, such statements are qualified in their entirety by reference to and are accompanied by the following discussion of certain important factors that could cause actual results to differ materially from such forward-looking statements.

The risks identified here are not inclusive. Furthermore, reference is also made to other sections of this Registration Statement that include additional factors that could adversely impact Dakota's business and financial performance. Also, Dakota operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on Dakota's business or the extent to which any factor or combination of factors may cause actual results to differ significantly from those contained in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

DESCRIPTION OF PROPERTY

Real Estate

We rent, with no lease commitment, approximately 600 square feet of office space at Suite U13 Broadway Plaza, 601 West Broadway, Vancouver, British Columbia, Canada V5Z 4C2.

Mineral Claims

The Way I Claim - Vernon Area Southeastern, British Columbia

The Way I is not a producing property. It is currently dormant. We have, to date, no revenue from mining operations on The Way I Claim.

On May 5, 1998, our parent acquired a 100% interest in the Way I Claim and two other claims, the Banjo I and Banjo II for total consideration of $78,500 from 456786 B.C. Ltd., a company controlled by T.G. Cook, a significant shareholder of the parent company and our President. The principal of the note payable was subsequently reduced by our President in fiscal 2000 from $78,500 to $39,000, being the cost of the property to Terry G. Cook. The consideration was in the form of a note

Page  - 27 -

 payable from our parent company at the time of the acquisition in 1998. The note was due on demand; was in favor of the vendor and bore interest at 8% per annum. This note was extinguished in full by means of an exchange of Leopard Capital shares for debt outstanding in October 2000.

The Way I claim consists of the following mineral claim, located within the Vernon Mining District:

Claim Name	Tenure Number	Units	Record Date

Way I	381867	20	10/21/00

There is no history of any significant mineral deposits at the Way I claim, but the claim is in close proximity to the Klinker Precious Opal Prospect (the Ewer-Klinker claim).

The Banjo I And II Claims

The Banjo I and II claims are not producing properties. They are both currently dormant. We have, to date, no revenue from mining operations on the Banjo I and II claims.

The Banjo I and Banjo II claims were acquired together with the Way I claim, on the terms outlined above, under "Acquisition of the Way I Claim".

The Banjo I and II claims consist of the following mineral claims, located within the Vernon Mining District:

Claim Name	Tenure Number	Units	Record Date

Banjo I	381866	20	10/22/00
Banjo II	381868	20	10/23/00

There is no history of any significant mineral deposits regarding the Banjo I and Banjo II claims, but they are in close proximity to the Klinker Precious Opal Prospect (the Ewer-Klinker claim).

DIRECTORS AND EXECUTIVE OFFICERS

The names of our Directors are shown below, being Cam Dalgliesh, Larry Low and Terry G. Cook.

The Directors have served in their respective capacities since their election and/or appointment and will serve until the next Annual Shareholders' Meeting or until a successor is duly elected, unless the office is vacated in accordance with our Articles/By-Laws. All of our Directors are residents and citizens of Canada.

Dakota has the same board of Directors as Leopard Capital, namely Messers. Dalgliesh, Low and Cook.

 Page  - 28 -

Directors of Dakota Mining & Exploration Ltd

		Date First Elected
Name	Age	or Appointed

Terry G. Cook (1)	52	May 1998
Larry Low	37	May 1998
Cam Dalgliesh (1)	56	May 1998

(1) Member of Audit Committee.

Shown below, as of June 20, 2001 are the names of the Executive Officers of Dakota. The Executive Officers serve at the pleasure of the Board of Directors. All Executive Officers are residents and citizens of Canada.

Executive Officers of Dakota Mining & Exploration Ltd

Name	Position	Date of Board Approval

Terry G. Cook	President	May 1998
Cam Dalgliesh	Secretary	May 1998

There are no family relationships between any two or more Directors or Executive Officers. There are no material arrangements or understandings between any two or more Directors or Executive Officers.

Business Experience

Terry G. Cook. - Mr. Cook is our President and a Director. He has been employed with the us since May 1998. His responsibilities include our general management and financial management. Mr. Cook is a graduate of Harvard Business School where he received an MBA in 1974. Since 1978 he has been the President and a Director of Westridge Capital Inc., a management and investment company located in Vancouver, British Columbia. Mr. Cook has over 20 years experience in creating and building small and medium sized businesses and real estate ventures as a result of his work with Westridge Capital Inc.

Cam Dalgliesh. - Mr. Dalgliesh is our Secretary and a Director. His responsibilities include assisting Mr. Cook in our general administration and planning. Mr. Dalgliesh is a graduate of the University of Alberta. He is an independent businessman with experience in several small and medium sized businesses, including Factory Direct Sports Ltd. a Canadian based direct marketing company which markets all types of sporting goods.

Larry Low. - Mr. Low is another of our Directors. His responsibilities include assisting both Mr. Cook and Mr. Dalgliesh in our planning process. Mr. Low is a graduate of the University of British Columbia. He has been employed by the CGI Group Inc. as an information technology consultant since 1997. The CGI Group Inc. is an international information technology firm based in Montreal, Quebec with an office in Vancouver, British Columbia.

Page  - 29 -

We are not aware of any involvement by our directors or executive officers during the past five years in legal proceedings that are material to an evaluation of the ability or integrity of any director or executive officer.

Board Member Compensation: Directors receive no compensation from us. Directors are reimbursed reasonable out-of-pocket expenses in connection with attending meetings.

Compensation Of Directors & Officers

We have no formal plan for compensating its Directors for their service as Directors.

A company controlled by our President T.G. Cook, President, receives compensation of $3,000 per month for management and administrative services.

During Fiscal 2000 ended 01/31/00, no Director or Executive Officer received or accrued compensation in excess of US $60,000.

No funds were set aside or accrued by us to provide pension, retirement or similar benefits for Directors or Executive Officers.

We have no plans or arrangements to compensate our Executive Officers if their employment is terminated.

No Executive Officer or Director received other compensation in excess of the lessor of US $25,000 or 10% of such officer's cash compensation as reported above. None of the Executive Officers and Directors as a group received other compensation which exceeded US $25,000 times the number of persons in the group or 10% of the compensation reported above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information, as of December 1, 2000, the record date of the Distribution of Dakota shares, regarding beneficial ownership of our stock giving effect to the spin-off, by (1) each person known to us to own beneficially more than 5% of any class of our voting stock, and (2) (a) each director and (b) each executive officer, and (c) all of our current directors and executive officers of Dakota as a group. The information on beneficial ownership in the table and footnotes is based upon our records. In the case of holders of more than 5% of our stock, the information is based on the most recent Schedule 13D or 13F filed by each such person. To our knowledge, each person has sole voting power and sole investment power with respect to the shares shown.

Security Ownership of Certain Beneficial Owners

As of the close of business on Dec.1, 2000 based on information available to us, the following persons owned beneficially more than 5% of our outstanding Voting Common Shares:

 Page  -30 -

5% or Greater Shareholders

Title	Name and	Amount and	Percent
of	Address of	Nature of Beneficial	of
Class	Owner	Ownership	Class

Common	Hudson Capital Corp (1)	376,169 (2)	29.72%
Common	William Lumley	95,287	7.53%
Common	William E. Gould	97,966	7.74%
Common	Myron Kinach	97,603	7.71%

(1) T.G. Cook, one of our directors, is the President, majority shareholder and a director of Hudson Capital Corporation.

(2) Based on 29.72% shares of Class A Voting Common Stock outstanding as of Dec.1, 2000.

The table below lists as of Dec. 1, 2000, all of our Directors and Executive Officers who beneficially owned our voting securities and the amount of our voting securities owned by the Directors and Executive Officers as a group.

Shareholdings of Directors and Executive Officers

Title	Name of	Amount and	Percent
of	Beneficial	Nature of	of
Class	Owner	Ownership	Class

Common	T.G. Cook, President and Director (1)	376,169 (2)	29.72%
Common	Larry Low, Director	0	0%
Common	Cam Dalgliesh, Secretary and Director	0	0%

Total Directors and Officers		376,169	29.72%

(1) Shares are held by Hudson Capital Corporation, a company of which T.G. Cook is President, majority shareholder and a Director.  In addition, Hudson Capital Corporation holds 2,369,826 Class C Non-Voting Common Shares.

(2) Based on 1,265,710 Class A Voting Common Shares outstanding as of Dec.1, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have no formal plan for compensating its Directors for their service as Directors.

During Fiscal 2001 ended 01/31/01, no Director or Executive Officer received or accrued compensation (cash or otherwise) in excess of US $60,000.

Page  - 31 -

None of the persons who were our directors or officers last fiscal year, none of the insiders, and none of the associates or affiliates of those persons, has had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, other than as disclosed below:

Commencing in fiscal 1999, management fees of $3,000 per month are charged by companies controlled by our President. Those companies are Hudson Capital Corporation, and Westridge Capital Inc. Since that time, these companies have been funding our administrative expenses and those of our parent. On November 30, 2000 management fees of $93,000 that had previously been charged to the Company were reversed, as part of a long range strategy to restructure the Company’s affairs. Our parent corporation until December 1, 2000 was Leopard Capital, Inc. (formerly Canadian Northern Lites, Inc.) The accounts payable as at January 31, 2001, includes $0 payable to these related parties. The accounts payable at January 31, 2000 included $65,699; and the accounts payable as at January 31, 1999 included $21,537 payable to these related parties.

Dakota's former parent company, Leopard Capital, Inc. (formerly Canadian Northern Lites, Inc.) purchased mineral properties from a company controlled by a director, for a price of $78,500 ($50,000 U.S.). The purchase was paid for by Canadian Northern Lites, Inc., our former parent, which issued a $78,500 ($50,000 U.S.) promissory note. The property was recorded at the $39,000 ($24,841 U.S.) cost to the director. The principal of the note payable was reduced by the director from $78,500 ($50,000 U.S.) to $39,000 ($24,841 U.S.). This note payable was extinguished in full by means of an exchange of Leopard Capital shares for outstanding debt in October, 2000.

Accounting services were provided in prior years by one of our former directors and shareholders. No fees were paid for these services. There is a $2,000 charge to operations for the fair market value of these services, offset by a contribution to capital of the same amount.

The Board of Directors of Leopard Capital, Inc determined that it would be in the best interest of Leopard Capital and its stockholders to distribute, on a pro-rata basis, to the Leopard Capital shareholders as of December 1, 2000, all of our outstanding shares. This type of transaction is commonly referred to as a "spinoff". Following this spin-off, Leopard no longer owns any of our shares. Our shares are to be registered so that it is a fully independent, publicly traded company registered under the Securities and Exchange Act of 1934. The shares distributed to Leopard stockholders will not be registered under the Securities Act of 1933 or under Canadian Securities laws. The share distribution of our common stock is based upon shares owned in Leopard Capital, Inc. after taking into account the one for twenty-five reverse split of Leopard shares which took place on December 1, 2000.

Dakota has the same board of Directors as Leopard Capital, namely Messers. Dalgliesh, Low and Cook. Mr. Cook is the President of both Dakota and Leopard Capital.

Leopard Capital will distribute our common stock (whether Voting or Non-Voting) to each stockholder in Leopard Capital as follows:

(i) Leopard shareholders holding Voting Leopard shares will receive 1,256,710 of our Class A Voting Common Shares.

(ii) Leopard shareholders holding Non-Voting Leopard shares will receive 2,369,826 of our Class C Non-Voting Common Shares; and,

 Page  - 32 -

As a result of the foregoing reorganization, Leopard Capital shareholders will receive 3,635,536 of our shares, which will represent 100% of our outstanding common shares. The distribution will be payable to Leopard stockholders as of the Record Date of December 1, 2000, upon completion of necessary requirements to register the shares with the U.S. Securities & Exchange Commission and or applicable "Blue Sky" or Canadian Securities Law requirements (the "registration").

The distribution of Leopard’s Dakota shares will include the distribution of 376,169 Class A Voting Common Shares to Terry G. Cook and Hudson Capital Corporation, and the distribution of 2,369,826 Class C Non-Voting Shares to Terry G. Cook and Hudson Capital Corporation.

EXECUTIVE COMPENSATION

Hudson Capital Corporation, a company controlled by our president, receives compensation of $3,000 per month for management and administrative services. On November 30, 2000 management fees of $93,000 that had previously been charged to the Company were reversed, as part of a long range strategy to restructure the Company’s affairs.

During Fiscal 2001 ended 01/31/01, no Director or Executive Officer received or accrued compensation (cash or otherwise) in excess of US $60,000. We did not set aside or accrue any funds during Fiscal 2001 to provide pension, retirement or similar benefits for Directors or Executive Officers.

Summary Compensation Table

The Securities and Exchange Commission requires the following table setting forth for the compensation paid by us to our principal executive officer for fiscal years ending January 31, 2001, 2000 and 1999.

Annual Compensation

		Fiscal			Other Annual
Name	Position	Year	Salary	Bonus	Compensation

T.G. Cook	President	2001	$0	N/A	N/A
T.G. Cook	President	2000	$0	N/A	N/A
T.G. Cook	President	1999	$0	N/A	N/A

Long-Term Compensation

Not Applicable

LEGAL PROCEEDINGS

There are no material legal proceedings to which we are currently a party or to which our property is subject.

Page  - 33 -

EXPERTS

The Financial Statements of Dakota which are included in this Prospectus have been audited by McLean Majdanski & Associates of Vancouver, British Columbia, experts in accounting and auditing as stated in their report on Dakota's Fiscal Year 2001 year-end Financial Statements appearing in this Prospectus, under the caption "Financial Statements". These statements contain an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the financial statements appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the shares of Class A Voting Common Stock distributed in the spin off will be passed upon by the firm of Charles Cleveland Associates, Suite 304, Rock Pointe Centre, 1212 North Washington, Spokane, Washington, 99201-2401. Certain legal matters as to Canadian Law will be passed upon for the Company by Munro & Crawford, Barristers & Solicitors, 5670 Yew Street, Vancouver, B.C., V6M 3Y3. Certain legal matters as to Canadian tax law will be passed upon for the Company by McLean Majdanski Chartered Accountants, Suite 840, 475 West Georgia Street, Vancouver, B.C., V6B 4M9.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT VIOLATIONS

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising pursuant to the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable. Under Section 128 of the Company Act of the Province of British Columbia, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides our directors and officers shall be indemnified to the fullest extent permitted by the Canadian Law.

Canadian Law provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages except for liability:

for any breach of the director's duty of loyalty to the corporation or its stockholders,

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

in respect of certain unlawful dividend payments or stock redemptions or repurchases and for any transaction which the director derives an improper personal benefit.

Our certificate of incorporation provides for the elimination and limitation of the personal liability of our directors for monetary damages to the fullest extent permitted by Canadian Law. In addition, our certificate of incorporation provides that if Canadian Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Canadian Law, as so amended. The effect of this

Page  - 34 -

 provision is to eliminate our rights and our stockholders' rights, through stockholders' derivative suits, to recover monetary damages against a director for breach of the fiduciary duty of care as a director, except in the situations described above. This provision does not limit or eliminate our rights or our stockholders' rights to seek non-monetary relief such as an injunction or recission in the event of a breach of a director's duty of care. Our certificate of incorporation also provides that we shall, to the full extent permitted by the Delaware Law, as amended from time to time, indemnify and advance expenses to each of our currently acting and former directors, officers, employees and agents.

We have no directors and officers liability insurance at this time. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to our common stock offered in this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to that registration statement. For further information with respect to Dakota and our common stock, we refer you to the registration statement and its exhibits and schedules. With respect to statements contained in this Prospectus as to the contents of any contract or other document, reference is made to the copy of that contract or document filed as an exhibit to the registration statement, each of these statements being qualified in all respects by that reference.

After the spin-off, we will be filing annual reports, quarterly reports and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (SEC).

You may read and copy materials that we have filed with the SEC, including the registration statement, at the following SEC Public Reference Room:

450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Copies of our filings with the SEC are also available to the public through the SEC's Internet website at http://www.sec.gov.

 Page  -35 -

FINANCIAL STATEMENTS

DAKOTA MINING & EXPLORATION LTD.
FINANCIAL STATEMENTS
JANUARY 31, 2001 AND 2000

Auditors' Report to the Shareholders	F-1

Balance Sheet	F-2

Statement of Operations	F-3

Statement of Shareholders' Deficit	F-4 to F-5

Statement of Cash Flows	F-6

Notes to Financial Statements	F-7 to F-16

Page  - 36 -

F-1

AUDITORS' REPORT
RE: JANUARY 31, 2001 AND 2000 FINANCIAL STATEMENTS
To the Shareholders of
Dakota Mining & Exploration Ltd.

We have audited the accompanying balance sheets of Dakota Mining & Exploration Ltd. (A Development
Stage Company) as of January 31, 2001 and 2000, and the related statements of operations, shareholders' deficit and cash flows for the years then ended and from inception to January 31, 2001.
These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of
Dakota Mining & Exploration Ltd. (A Development Stage Company) as of January 31, 2001 and 2000
and the results of operations, changes in shareholders' deficit and changes in cash flows for the years then ended and from inception to January 31, 2001 in accordance with generally accepted accounting principles in Canada.

/s McLean Majanski
MCLEAN MAJDANSKI Chartered Accountants
Vancouver, B.C.
March 14, 2001

Comments by Auditor for U.S. Readers
on Canada-U.S. Reporting Difference

In the United States, reporting standards for auditors require the addition of an explanatory paragraph
(following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in Note 2 to the financial statements. Our report to the shareholders dated March 14, 2001 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditor's report when they are adequately disclosed in the financial statements.

/s McLean Majdanski
MCLEAN MAJDANSKI Chartered Accountants
Vancouver, B.C.
March 14, 2001

DAKOTA MINING & EXPLORATION LTD.		F-2
BALANCE SHEET
JANUARY 31, 2001 AND 2000

	2001	2000
ASSETS
CURRENT
Cash	$0	$3,011
Goods and services tax receivable	2,087	2,169
Advances to former parent company (Notes 2, 3, 5, 6 and 9)	6,614	0
Total current assets	8,701	5,180
INVESTMENT IN JOINT VENTURE (Note 5)	0	1
MINERAL PROPERTIES (Note 5)	1	1
Total assets	$8,702	$5,182
LIABILITIES AND SHAREHOLDERS' DEFICIT
LIABILITIES
CURRENT
Accounts payable and accrued liabilities (Notes 6 and 9)	$7,501	$88,543
Advances from former parent company (Notes 2, 3, 5, 6, and 9)	0	186,919
Total current liabilities	7,501	275,462
SHAREHOLDERS' DEFICIT
Share capital (Note 8)	1,676,411	1,376,428
Deficit
Balance, beginning of year	(1,646,708)	(1,561,085)
Net loss	(28,502)	(85,623)
Balance, end of year	(1,675,210)	(1,646,708)
	1,201	(270,280)
	$8,702	$5,182

Approved by Director:

(See accompanying notes)

DAKOTA MINING & EXPLORATION LTD.			F-3
STATEMENT OF OPERATIONS
FOR THE YEARS ENDED JANUARY 31, 2001 AND 2000
	Cumulative
	Total Since
	Inception	2001	2000
EXPLORATION AND DEVELOPMENT EXPENSES
Professional fees	$3,782	$0	$0
Exploration and development	19,323	0	0
Write off of investment in joint venture (Note 5)	84,600	0	0
Write off of development and property costs (Note 5)	610,335	0	0
Total exploration and development expenses	718,040	0	0
MARKETING EXPENSES (Note 6)
Advertising	3,595	0	0
Courier and postage	10,104	0	0
Meetings	1,850	0	0
Printing	26,109	0	0
Promotion and entertainment	22,561	0	42
Services	37,913	0	0
Telephone and fax	30,699	0	0
Travel	56,320	0	0
Total marketing expenses	189,151	0	42
ADMINISTRATIVE EXPENSES (Note 6)
Accounting and audit fees	58,959	18,713	19,403
Automobile	3,666	0	0
Bank charges and interest	2,974	86	396
Computer servicing	13,406	0	0
Incorporation expenses written off	1,219	0	0
Insurance	1,150	0	0
Interest on long term debt	8,512	3,171	5,341
Legal	195,364	3,256	6,140
Management and consulting fees (Note 2)	209,946	0	36,000
Office supplies and service (Note 2)	92,383	1,905	1,476
Rent	12,370	0	0
Telephone and fax	9,628	0	320
Transfer agent fees	6,133	1,371	488
Travel	46,567	0	195
U.S. financial services	54,891	0	16,251
Wages and benefits	35,650	0	0
Total administrative expenses	752,818	28,502	86,010
LOSS BEFORE OTHER INCOME (LOSS)	(1,660,009)	(28,502)	(86,052)
OTHER INCOME (LOSS)
Interest income	1,182	0	429
Loss on disposal of assets	(19,321)	0	0
Gain on settlement of debt	2,938	0	0
	(15,201)	0	429
NET LOSS	($1,675,210)	($28,502)	($85,623)
(See accompanying notes)

DAKOTA MINING & EXPLORATION LTD.				F-4
STATEMENT OF SHAREHOLDERS' DEFICIT
JANUARY 31, 2001 AND 2000
				Deficit
				Accumulated
				During The
			Paid Up	Development
	Per Share	Shares	Capital	Stage
Class A Common Stock
Issuance of Class A common stock for cash	$1.00	200	$200
Net loss, year ended January 31, 1995				($1,381)
Balance, January 31, 1995		200	200	(1,381)
Issuance of Class A common stock for cash	200.00	25	5,000
Issuance of Class A common stock for cash	240.00	125	30,000
Issuance of Class A common stock for cash	44.44	225	10,000
Issuance of Class A common stock for cash	1,254.50	100	125,450
Issuance of Class A common stock for cash	0.01	2,400	24
Issuance of Class A common stock for cash	0.01	850	9
Issuance of Class A common stock for cash	0.01	500	5
Issuance of Class A common stock for cash	0.01	500	5
Issuance of Class A common stock for cash	0.01	200	2
Issuance of Class A common stock for cash	16.00	2,500	40,000
Issuance of Class A common stock for cash	0.01	250	2
Issuance of Class A common stock for cash	0.01	100	1
Issuance of Class A common stock for cash	0.01	25	0
Issuance of Class A common stock for cash	0.01	2,000	20
Net loss, year ended January 31, 1996				(107,844)
Balance, January 31, 1996		10,000	210,718	(109,225)
Net loss, year ended January 31, 1997				(573,226)
Balance, January 31, 1997		10,000	210,718	(682,451)
Net loss, year ended January 31, 1998				(712,622)
Balance, January 31, 1998		10,000	210,718	(1,395,073)
Issuance of Class A common stock in
exchange for cancelling $1,165,710 of
debt owing to the parent company	10.00	116,571	1,165,710
Net loss, year ended January 31, 1999				(166,012)
Balance, January 31, 1999		126,571	1,376,428	(1,561,085)
Net loss, year ended January 31, 2000				(85,623)
Balance, January 31, 2000		126,571	1,376,428	($1,646,708)
Stock split in which 10 Class A common
shares were issued for each Class A
common share, effective February 1, 2000
Net addition to outstanding shares		1,139,139	0
Reversal of prior year management fees
charged by a related party (Note 6)			53,746
Balance of Class A common shares after
the stock split and at January 31, 2001		1,265,710	$1,430,174
(See accompanying notes)

DAKOTA MINING & EXPLORATION LTD.				F-5
STATEMENT OF SHAREHOLDERS' DEFICIT
JANUARY 31, 2001 AND 2000
				Deficit
				Accumulated
				During The
			Paid Up	Development
	Per Share	Shares	Capital	Stage

Balance, January 31, 2000				($1,646,708)

Class C Common Stock
Issuance of Class C common stock in
exchange for cancelling $186,919 of
debt owing to the parent company	$0.10	1,869,192	$186,919
Issuance of Class C common stock in
exchange for cancelling $50,064 of
debt owing to the parent company	0.10	500,634	50,064
Reversal of prior year management fees
charged by a related party (Note 6)			9,254
Balance of Class C common shares at
January 31, 2001		2,369,826	246,237
Net loss, year ended January 31, 2001				(28,502)
Balance at January 31, 2001		3,635,536	$1,676,411	($1,675,210)

(See accompanying notes)

DAKOTA MINING & EXPLORATION LTD.			F-6
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED JANUARY 31, 2001 AND 2000

	Cumulative
	Total Since
	Inception	2001	2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	($1,675,210)	($28,502)	($85,623)
Items not involving an outlay of cash
Loss on disposal of capital assets	19,320	0	0
Write off of incorporation costs	1,219	0	0
Write off of investment in joint venture	84,600	0	0
Write off of development and property costs	610,335	0	0
Total operating activities before working capital items	(959,736)	(28,502)	(85,623)
Change in working capital items
Goods and services tax receivable	(2,087)	82	(70)
Accounts payable and accrued liabilities	70,501	(18,041)	56,504
Total from operating activities	(891,322)	(46,461)	(29,189)
CASH FLOWS FROM FINANCING ACTIVITIES
Share capital	210,718
Advances from parent company	1,396,081	43,450
Total from financing activities	1,606,799	43,450	0
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets	(28,209)	0	0
Proceeds on disposal of capital assets	8,889	0	0
Incorporation costs	(1,219)	0	0
Purchase of mineral property	(694,938)	0	0
Total from investing activities	(715,477)	0	0
CHANGE IN BALANCE OF CASH (BANK
INDEBTEDNESS)	Nil	(3,011)	(29,189)
CASH (BANK INDEBTEDNESS) AT
BEGINNING OF YEAR	0	3,011	32,200
CASH AT END OF YEAR	$Nil	$Nil	$3,011

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING
ACTIVITIES
Shares Issued to Repay Part of Former Parent Company Debt
Share capital issued	$1,402,693	$236,983	$0
Advances from former parent company repaid	$1,402,693	$236,983	$0
Prior Year Management Fees Forgiven by Related Party
Reduction of accounts payable	$63,000	$63,000
Contribution to capital	$63,000	$63,000
Interest In Joint Venture Sold For Return Of Former Parent
Company Shares
Proceeds from disposal of interest in joint venture	$1	$1
Reduction in advance from former parent company	$1	$1
(See accompanying notes)

DAKOTA MINING & EXPLORATION LTD.						F-7
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2001 AND 2000

1.	BASIS OF FINANCIAL STATEMENT PRESENTATION

The financial statements are stated in Canadian Dollars (Cdn$) and are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP), the application of which, in the case of the Company, conforms in all material respects for the periods presented with United
States GAAP.

2.	BASIS OF PRESENTATION FOR A COMPANY IN THE DEVELOPMENT STAGE

The Company was incorporated on January 12, 1994 under the Company Act of British
Columbia and changed its name to Dakota Mining & Exploration Ltd. ("Dakota") from Eagle
Ridge Manufacturing Ltd. on July 27, 1995. The Company's purpose is to explore and develop mining properties in Canada. The Company is in the development stage because its activities have consisted of the purchase of interests in mining properties and some exploration and development. Dakota has not yet developed any mining properties into a producing mine, nor has it earned revenue in any other manner.

The Company's operations have been financed by its former parent company which had sold shares and received loans to generate capital and then advanced the proceeds to Dakota to allow it to carry on its activities. The former parent company had not charged interest nor had it requested any repayment of principal, other than through the issue of share capital.

The cumulative statements of operations, cash flows and deficit accumulated during the development stage reflect the balances of Dakota from inception. The cumulative balance for office supplies and service is net of $29,700 of consulting revenue, received by Dakota in
1994, because the revenue was incidental to the development stage.

The former parent company spun-off its wholly owned subsidiary, Dakota, on December 1,
2000 by distributing the shares of Dakota, on a pro-rata basis, to the shareholders of the parent company. As a result of the transaction, the Company is no longer a subsidiary of the former parent company and is no longer financed by that company. The Company plans to undertake the process to have its shares publicly traded and therefore be in a position to raise its own capital.

As at January 31, 2001, the Company has no cash to cover current liabilities. Future activities require cash being provided to the Company by investors or lenders. As stated in Note 6, companies controlled by the president of the Company are currently funding, and plan to continue to fund, the administrative expenses incurred by the Company. In addition, these related parties reversed, effective November 30, 2000, the management fees of $3,000 per month for a total of $93,000 that they previously charged the Company. These efforts are part of a long range strategy to restructure the Company's affairs, arrange for new long term financing and continue to locate and develop income producing properties.

The financial statements are prepared on the assumption that the entity is a going concern,
DAKOTA MINING & EXPLORATION LTD.						F-8
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2001 AND 2000

2.	BASIS OF PRESENTATION FOR A COMPANY IN THE DEVELOPMENT STAGE (Continued)

meaning it will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities through the normal course of operations. Because the
Company has no cash and has not yet developed any producing mines, its ability to realize its assets and discharge its liabilities through the normal course of its operations is dependent on continued funding from companies controlled by the President, the receipt of additional funds from investors and the establishment of successful operations.

3.	PLAN OF REORGANIZATION AND ACQUISITION

On April 26, 1996, the Company acquired, through a "reverse take-over", Canadian Northern
Lites, Inc., a Texas Corporation, pursuant to a Plan Of Reorganization And Acquisition with that company. As a result of that transaction, Dakota became a legal subsidiary of Canadian
Northern Lites, Inc. However, in the consolidated financial statements of the parent company, which have been prepared to include these statements, Dakota is accounted for as the acquirer.

That agreement of April 26, 1996 acknowledged that Dakota had certain interests, expertise, fund raising capabilities concerning exploration and development of mineral properties/joint ventures and that Dakota wished to acquire a public company which could raise the capital required to carry out their operations.

After the acquisition, the companies followed the agreement in their operating activities.
Canadian Northern Lites, Inc. raised capital through loans and the issue of share capital. That company then advanced the funds to Dakota to carry out the operations in Canada. Pursuant to the agreement, all assets and expenses are recorded in the financial statements of Dakota, regardless of which company was billed, as the two companies' directors operated on the basis of the Plan Of Reorganization And Acquisition and conducted all the Canadian business affairs in Dakota.

On July 11, 2000, Canadian Northern Lites, Inc. merged with Leopard Capital, Inc., a Nevada corporation, with the surviving company being Leopard Capital, Inc. The purpose of the merger was to move the corporate jurisdiction of the parent to Nevada.

On December 1, 2000, the shareholders of Leopard Capital, Inc. approved a plan to distribute its shares of Dakota, which represents all of Dakota's outstanding shares, to its shareholders in a dividend distribution. This spin-off of the Dakota shares means that the two companies will no longer be operating under the Plan of Reorganization And Acquisition and Dakota will be operating on its own. The directors of Dakota have indicated their intention to register
Dakota so it is a fully independent, publicly traded company capable of providing its own capital.

DAKOTA MINING & EXPLORATION LTD.						F-9
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2001 AND 2000

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	(a)	Investment in Joint Venture

The investment in the Ewer/Klinker mineral properties joint venture was accounted for at the lower of cost and fair market value because the joint venture had not commenced operating and had not provided any financial information due to a dispute between the joint venture partners.

	(b)	Use Of Estimates

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates or assumptions affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses and gains during the reporting periods. Actual results could differ from estimates.

	(c)	Canadian Goods And Services Tax Receivable

The Canadian Goods And Services tax is a seven percent tax charged on most goods and services rendered in Canada. Commercial enterprises are required to charge the tax on the goods and services it sells. This tax is then reduced for any taxes that are paid on goods and services purchased. Because the Company is a development stage enterprise, it has not yet provided goods and services that would be subject to the tax and therefore it is entitled to a refund of taxes paid.

The Canadian Goods And Services Tax receivable is recorded when the expenditures, which give rise to the refundable tax, are recorded in the financial statements.

	(d)	Mineral Properties

Mineral properties are recorded at cost. In the event that one of the properties commences production, it will be depleted on a unit-of-production basis over the proved developed reserves of the property. To date, no properties have commenced commercial production.

The carrying values of the properties are reviewed for possible impairment whenever events or changes in circumstances indicate. Change in management is one circumstance in which the carrying values of all properties are reviewed to determine if there has been any impairment in the carrying value.

The cost of properties that are abandoned are written off in the year the decision to make no further expenditures on the property is made. When impairment is
DAKOTA MINING & EXPLORATION LTD.						F-10
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2001 AND 2000

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	(d)	Mineral Properties (Continued)

indicated, the carrying amounts of assets are written down to fair value, usually determined on the basis of a consulting geologist report. In the absence of such a report, the properties are written down to a nominal value of $1.00.

	(e)	Nonmonetary Transactions

Nonmonetary transactions in which shares were issued to pay for services rendered or to repay an amount owing are valued at the billed amount for the services or the principal amount of the debt owing if bills are rendered or cash is advanced. If specific billings are not presented, then the transactions are valued at the trading price of publicly traded shares on the date the new shares were issued.

	(f)	Donated Services

The fair value of services donated to the Company are expensed or capitalized and treated as a contribution of capital. If the fair value of the services is considered immaterial, then no amount is recorded.

	(g)	Related Party Transactions

Related parties include current and former directors and officers and those entities that hold more than 5% of the shares. The Company discloses all transactions, other than those in the ordinary course of business, with these related parties.

Assets acquired from significant shareholders are recorded at the net book value to the shareholder and the difference between the purchase price and cost is treated as a reduction or increase in paid up capital. In the case of the 1998 property acquisition, the significant shareholder reduced the price and amount of the promissory note to the net book value of the property.

	(h)	Income Taxes

The Company utilizes the liability method of accounting for income taxes. Future income taxes are determined based on the estimated future tax effects of differences between the financial and tax bases of assets and liabilities given the provision of the enacted tax laws. The Company is a development stage enterprise and accordingly has not commenced operations that would generate taxable income.
For that reason, the Company has a valuation reserve equal to the amount of the future income tax assets and has no net provision for income tax recovery in its consolidated statements of operations.
DAKOTA MINING & EXPLORATION LTD.						F-11
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2001 AND 2000

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	(i)	Development Stage Enterprise

The Company is a development stage enterprise that presents its financial statements in conformity with the generally accepted accounting principles that apply to established operating enterprises. As such, the Company charges all exploration, marketing and administrative expenses to operations in the year they occur. The Company capitalizes only those costs that it expects to recover through future operations and those costs are subject to a regular review for possible impairment.

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statement of operations and cash flows from inception.

	(j)	Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange prevailing at the balance sheet date. Non-monetary items are translated at the rates in effect at the dates the assets were acquired or obligations incurred. Revenue and expense items are translated at the average rate during during the year. Gains or losses arising from changes in exchange rates are included in the statement of operations.

5.	MINERAL PROPERTIES AND INVESTMENT IN JOINT VENTURE

					2001	2000

	Investment in joint venture (Ewer/Klinker properties)				$Nil	$1

	Way1, Banjo I & II Mineral Properties				$1	$1

	(a)	Investment In Joint Venture (Ewer/Klinker Mineral Properties)

On April 10, 1996, the Company's former parent company entered into an option agreement to purchase certain mineral claims, located near Vernon, British Columbia, from a Vernon mining company. This agreement was pursuant to a Letter Of Intent between the Vernon mining company and the Company's former parent company that was signed in January
1996. The payments made to the Vernon company pursuant to the Letter Of Intent in January
DAKOTA MINING & EXPLORATION LTD.						F-12
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2001 AND 2000

	(a)	Investment In Joint Venture (Ewer/Klinker Mineral Properties)

1996 are reflected as an asset in the 1996 financial statements. The Company paid
$90,000 prior to the agreement and $560,000 pursuant to the agreement. These funds were advanced to the Company by individuals, who were directors and shareholders at the time.
These advances were eventually repaid by issuing 4,000,000 shares of the former parent company.

This option agreement originally gave the former parent an option to acquire a 100%
interest in the property but that option expired unexercised on January 15, 1998 and a joint venture was then created. The Company received a 20% joint venture interest in the mineral claims and the Vernon mining company has the remaining 80% interest.

In 1997, the Joint Venture Partner filed a statement of claim in the Supreme Court of
British Columbia alleging that an amount of $46,860 was due for work done, goods supplied and accounts incurred and that claim was disputed by the Company.

In 1997, the mineral property was written down to its estimated net realizable value of $84,600 based on the "worst case" estimate determined by a consultant geologist.
This write down was initiated by the new management after the review of the geologist's report and after protracted negotiations with the joint venture partner to attempt to settle the unresolved legal matters.

In 1998, the mineral property became an investment in a joint venture and was written down to a value of $1.00 because of continued protracted negotiations with the joint venture partner meant the Company had no access to information to make an updated valuation of the property based on discounted cash flows and had no information to assess the 80% joint venture partner's ability to fund the mining operations.

In March 2000, the Company reached a formal agreement with the former Joint Venture
Party to return its 20% interest in the joint venture in exchange for the Joint Venture Party returning 2,080,000 shares of the Company's former parent company back to the former parent company and releasing the Company from any claim arising for the Option agreement or the British Columbia Supreme Court Action. The Consent Dismissal Order
has now been filed and the shares have now been returned.

	(b)	Way1, Banjo I & II Mineral Properties

The Company purchased mineral properties from a company controlled by a significant shareholder, who is also a director, for a price of $78,500 ($50,000 U.S.)
and the purchase was paid with a promissory note payable by the former parent,
Canadian Northern Lites, Inc., as disclosed in Note 6(c). There is no independent appraisal supporting the value of the property, nor was any other detailed analysis done

DAKOTA MINING & EXPLORATION LTD.						F-13
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2001 AND 2000

5.	MINERAL PROPERTIES AND INVESTMENT IN JOINT VENTURE (Continued)

	(b)	Way1, Banjo I & II Mineral Properties (Continued)

to determine the value. Instead, the directors arbitrarily set the value after considering the consulting geologist's report on neighbouring properties and the possible strategic role of this assembly of properties in a larger development.

Because this asset was purchased from a significant shareholder, the asset was recorded at the shareholder's net book value of $39,000 ($24,841 U.S.) and the difference of $39,500 ($25,159 U.S.) has been treated as a reduction of the note payable with the approval of the director and significant shareholder of the Company's former parent company.

In 1998 the property was written down to $1.00 to recognize the company's inability to prepare an updated valuation on the property owned in the joint venture which is adjacent to this property.

6.	RELATED PARTIES

	(a)	Advances From or To Former Parent Company

The amount due to the former parent company was unsecured, non-interest bearing and had no specific terms of repayment. As stated in Schedule F-5, the balance of the debt was retired on February 1, 2000 by issuing additional share capital. The advance to the former parent company at January 31, 2001 is to cover cash advanced by the Company to the former parent company and is also non-interest bearing and has no specific terms of repayment. This balance will be repaid by the former parent company by paying future expenses on behalf of the Company.

	(b)	Management Fees

Commencing in fiscal 1999, management fees of $3,000 per month were charged by companies controlled by the president of the Company. Since that time, these companies have also been funding the administrative expenses of the Company and its parent. Effective November 30, 2000, the companies controlled by the president reversed all management fees charged to the Company since 1999 and applied the $93,000 credit to the outstanding accounts payable balance at November 30, 2000 which reduced the balance to $Nil (2000 - $87,520). The reduction in management fees was first applied to reduce the $30,000 of management fees accrued in the current fiscal year to
November 30, 2000 and the balance, representing prior year fees accrued, was treated as a contribution of capital prorated over the two classes of shares on the basis of the paid up capital of each class before the contribution.
DAKOTA MINING & EXPLORATION LTD.						F-14
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2001 AND 2000

6.	RELATED PARTIES (Continued)

	(c)	Purchase Of Mineral Properties From A Director

The Company's former parent purchased mineral properties from a company controlled by a director, for a price of $78,500 ($50,000 U.S.) and the purchase was paid for by
Canadian Northern Lites Inc. the Company's former parent company, issuing a $78,500
($50,000 U.S.) promissory note. The property was recorded at the $39,000 ($24,841 U.S.)
cost to the director and the principal of the note payable was reduced by the director from $78,500 ($50,000 U.S.) to $39,000 ($24,841 U.S.).

The Company accrued interest at a rate of 8% on the above mentioned note payable.
Because the related party is continuing to assist the Company to reorganize its financial financial affairs as explained in Note 2, the accrued interest had not been paid. Accordingly, accounts payable and accrued liabilities includes $5,341 at January 31, 2000 of accrued interest payable to this relate party which was repaid by issuing share capital to the related party during the 2001 fiscal year.

	(d)	Accounting Services

In the 1998 fiscal year, accounting services were provided by a former director and shareholder of the Company's parent company. No fees were paid for these services.
There is a $3,000 charge to operations in 1998 for the fair market value of these services offset by an increase in the advance from the parent company of the same amount.

	(e)	Other Expenses

Most other marketing and administrative expenses were reimbursements to former directors and officers for expenses incurred in their efforts to develop the Company's business.

7.	INCOME TAX

	(a)	Income Tax Provision

The Company is in the development stage and has not yet earned any revenue or income.
No provision for additional income tax recovery is recorded by the Company due to its history of losses indicating that, more likely than not, none of the deferred income tax assets will be realized.

	(b)	Effective Income Tax Rate

Because the Company has not yet earned any revenue or income, it has an effective tax rate of zero per cent.
DAKOTA MINING & EXPLORATION LTD.						F-15
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2001 AND 2000

7.	INCOME TAX (Continued)

	(c)	Canadian Development Expense

Per the Canadian Income Tax Act ("ITA"), the cost of any rights to prospect, explore, drill or mine for minerals is included in the Canadian development expenses. The Company's balance of Canadian development expense is $493,997 and per the ITA, the Company may deduct 30% of the year end balance of the cumulative Canadian development expenses before the current year deduction. To date, no deduction has been made.

	(d)	Income Tax Loss Carry Forwards

In addition to the Canadian development expense referred to in 7(c) above, the
Company has losses available for deduction against future Canadian taxable incomes until the years indicated. No benefit from these losses has been reported in the financial statements because the Company believes there is a greater than 50%
chance the carry forward will expire unused.
				Expiry years:	2003	$74,727
					2004	563,582
					2005	329,861
					2006	52,009
					2007	85,674
					Total	$1,105,853

8.	SHARE CAPITAL

	(a)	Authorized

10,000,000 Class A voting common shares without par value
10,000,000 Class B voting common shares without par value
10,000,000 Class C non-voting common shares without par value
10,000,000 Class D non-voting redeemable preferred shares
with a par value of $10.00 each

	(b)	Issued And Outstanding

			# of Shares		Paid Up Capital
			2001	2000	2001	2000
		Class A voting common shares	1,265,710	1,265,710	$1,430,174	$1,376,428
		Class C non-voting common	2,369,826		246,237
		Total shares	3,635,536	1,265,710	$1,676,411	$1,376,428

The number of Class A common shares for 2000 have been retroactively adjusted for the February 1, 2000 stock split.
DAKOTA MINING & EXPLORATION LTD.						F-16
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2001 AND 2000

8.	SHARE CAPITAL (Continued)

	(c)	Net Earnings (Loss) Per Share

					2001	2000
Net earnings (loss)
					($28,502)	($85,623)
Common shares issued
Average outstanding shares (Weighted average after
		giving retroactive effect to February 1, 2000 stock split)			3,263,845	1,265,710

		Net loss per share			($0.01)	($0.07)

There are no outstanding options so fully diluted net earnings (loss) per share are not provided.

9.	FINANCIAL INSTRUMENTS

	(a)	Fair Value

The Company's financial instruments consist of advances to the former parent company and accounts payable and accrued liabilities. At January 31, 2001, the carrying values reported in the balance sheet for these financial instruments approximate their fair values except for the advances to the former parent company. No interest is charged on these balances, so the fair values would be less than the carrying values. The impact on the financial statements is not significant.

	(b)	Interest Rate Risk

The Company is not exposed to interest rate risk because it no longer has any interest bearing debt.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Nevada Revised Statutes sec. 78.751, a Nevada Corporation has the power to indemnify its Directors, Officers, Employees and Agents. The company is authorized by its Articles of Incorporation and its Bylaws, to indemnify its officers, directors, employees and agents of the company against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity. Even officers, directors, employees and agents of the company who was found liable for misconduct or negligence in the performance of his or her duties may obtain such indemnification if, in considering all the circumstances of the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. No such person shall be indemnified against, or be reimbursed for, any expense or payments incurred in connection with any claim or liability established to have arisen out of his or her own willful misconduct or gross negligence. As to indemnification for liabilities arising under the Securities Act of 1933 (the" Act"), the company has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Act is against public policy as expressed in the Act and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company’s former parent, Leopard Capital, Inc., has agreed to absorb all expenses pertaining to this distribution of Dakota Shares to the shareholders of Leopard Capital, Inc.

We estimate that expenses in connection with this Registration Statement will be as follows:

SEC registration fee	$50.00
Legal fees and expenses	4,000.00
Accounting fees and expenses	1,000.00
Miscellaneous	1,000.00

Total	$6,050.00

RECENT SALES OF UNREGISTERED SECURITIES

February 1, 2000 – Issuance of 1,869,192 shares of Class C Common Stock at $.10 per share to Leopard Capital, Inc. in exchange for canceling $186,919 of debt owing to Dakota’s former parent company.

October 25, 2000 – Issuance of 500,634 shares of Class C Common Stock at $.10 per share to Leopard Capital, Inc. in exchange for canceling $50,064 of debt owing to Dakota’s former parent company.

EXHIBITS

Exhibit	Description

20-1	Leopard Capital, Inc. Information Statement
20-2	Leopard Capital Form 8-K
20-3	Declaration of Trust
20-4	Consultant Geologist Report within Ewer-Klinker Claims

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the Securities Act)

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

ACCELERATION

In so far as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedence, submitted to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on the 9th day of July, 2001.

Dakota Exploration Ltd.

/s Terry G. Cook

Terry G. Cook
President